Make check payable to:
                   Business Men's Assurance Company of America (BMA)
                   BMA Service Center, P.O. Box 795066, St. Louis, MO 63179-0795
                   (800) 423-9398 Fax: (314) 525-9941
                   Overnight deliveries: BMA Service Center, SW-04
                   9735 Landmark Parkway, St. Louis, MO 63127

Variable Life Application

1.   Proposed Insured

_______________________________________________________________     ________________________________________________________________
Name (First, Middle, Last)               [ ] Male [ ] Female        Social Security Number

_______________________________________________________________     (     )                             (   )
Street Address                                                      ________________________________________________________________
                                                                    Home Telephone                      Business Telephone
_______________________________________________________________
City, State, Zip                                                    ________________________________________________________________
                                                                    E-Mail Address
_______________________________________________________________
Birthdate (M/D/Y)                               State of Birth

2.   Owner (if different from Insured)

_______________________________________________________________     ________________________________________________________________
Name (First, Middle, Last)               [ ] Male [ ] Female        Social Security Number/Tax Identification Number


_______________________________________________________________     (     )                             (   )
Street Address                                                      ________________________________________________________________
                                                                    Home Telephone                      Business Telephone
_______________________________________________________________
City, State, Zip                                                    ________________________________________________________________
                                                                    E-Mail Address
_______________________________________________________________
Birthdate (M/D/Y)                               State of Birth

3.   Contingent Owner
_______________________________________________________________     ________________________________________________________________
Name (First, Middle, Last)               [ ] Male [ ] Female        Social Security Number/Tax Identification Number


_______________________________________________________________     (     )                             (   )
Street Address                                                      ________________________________________________________________
                                                                    Home Telephone                      Business Telephone
_______________________________________________________________
City, State, Zip                                                    ________________________________________________________________
                                                                    E-Mail Address
_______________________________________________________________
Birthdate (M/D/Y)                               State of Birth

4a.  Primary Beneficiary Designation

________________________________________________________________________________
Name                      Relationship to Insured                          %

________________________________________________________________________________
Name                      Relationship to Insured                          %

________________________________________________________________________________
Name                      Relationship to Insured                          %


4b.  Contingent Beneficiary

________________________________________________________________________________
Name                      Relationship to Insured                          %

________________________________________________________________________________
Name                      Relationship to Insured                          %

________________________________________________________________________________
Name                      Relationship to Insured                          %

5.   Initial Premium Payment

Paid with Application $ ____________ Estimated 1035 Exchange Amount $ __________



A1015 C                                                                   (5/98)





Variable Life Application - Page 2

6.   Portfolio Selection          (Please select Portfolio(s) and use only whole number percentages.
                                  Subadvisors shown in parenthesis.)

[Balanced (Kornitzer Capital Management) (265) _________%                 Large Cap Value (Babson) (268)               _________%

Global Fixed Income                                                       Mid Cap Equity (Standish, Ayer & Wood) (263) _________%
(Standish International Management) (264)      _________%

Growth & Income (Lord Abbett) (269)            _________%                 Small Cap Equity (Stein Roe) (266)           _________%

Intermediate Fixed Income
(Standish, Ayer & Wood) (262)                  _________%                 Money Market (Standish, Ayer & Wood) (261)   _________%

Large Cap Growth (Stein Roe) (267)             _________%                 Berger/BIAM IPT-International Fund (270)     _________%

                                                                          Fixed                                        _________%

                                                                          Total                                        _____100_%]

7.   Insurance     $ ____________ amount of life insurance coverage.
                                                                          Additional Benefits:
Payment Mode (Check one.)                                                 [ ] Accelerated Death Benefit Rider
[ ] Annual   [ ] Semiannual   [ ] Monthly (Only with PAC/EFT)             [ ] Accidental Death Benefit Rider
                                                                          [ ] Children's Term Rider
Method of Payment:  [ ] Notice    [ ] PAC/EFT                             [ ] Covered Insured Rider
                                                                          [ ] Extension Maturity Rider
Payment:     Premium Quoted $ ________________                            [ ] Future Purchase Option Rider
             Premium Received $ ______________                            [ ] Guaranteed Minimum Death Benefit Rider
                                                                          [ ] Primary Insured Rider
Choose one:                                                               [ ] Waiver of Monthly Deductions Rider
[ ] Level-Death Benefit remains constant.                                 [ ] Waiver of Planned Premium Rider
[ ] Adjustable-Death Benefit changes with the accumlation                 [ ] Other ___________________________________
value. (If not checked, option will automatically be level.)

8.   Replacement of Other Contracts

Will the proposed policy replace any existing annuity or life insurance contract? [ ] Yes [ ] No

If yes, list company name and policy number:
________________________________________________________________________________

How much life insurance coverage do you currently have in force?
________________________________________________________________________________

9. Information About the Insured

a.   Current Employment

Name of Employer _______________________________________________________________

Occupation and Responsibilities ________________________________________________
________________________________________________________________________________

b. Have you ever been told you had or been treated for diabetes, cancer, heart disease, or high blood pressure? (If yes, preferred rates are unlikely.) [ ] Yes
[ ] No If yes, please explain:
________________________________________________________________________________

c. Has or does any proposed insured:

a) Drink alcoholic beverages? If yes, provide amount per week.

(One drink equals 12 oz. beer, 4 oz. wine, or 1 oz. hard liquor.) [ ] Yes [ ] No If yes, please explain:
________________________________________________________________________________

b) Ever had or been advised by a physician, practitioner, or court of law to have treatment for alcohol, drug or substance use? [ ] Yes [ ] No If yes, please explain:
________________________________________________________________________________

c) Now use or ever used cocaine, marijuana, or other drugs (except as prescribed by a physician)? [ ] Yes [ ] No If yes, please explain:
________________________________________________________________________________

d. During the past three years, have you had a motor vehicle license suspended or revoked or been convicted of driving while intoxicated? [ ] Yes [ ] No If yes, please explain:
________________________________________________________________________________

e. During the past three years, have you participated in or do you intend to participate in: [ ] Scuba Diving [ ] Skydiving [ ] Motor Racing [ ] Hang gliding or similar flying activity

f. During the past three years, have you flown as or do you intend to fly as a trainee, pilot, or crew member? [ ] Yes [ ] No

g. During the past two years, have you used any type of tobacco? [ ] Yes [ ] No If yes, please specify
________________________________________________________________________________

h. Have you had any insurance or reinstatement refused, postponed, limited, offered, or quoted on a substandard or rated basis? [ ] Yes [ ] No


Variable Life Application - Page 3


10.  Telephone Transfer Authorization

[ ] I hereby authorize and direct BMA to accept telephone asset transfer instructions from any person who can furnish proper identification. This authorization is subject to the terms and provisions in the policy and prospectus. I agree that BMA will not be responsible for any loss, liability, cost, or expense for acting on the telephone instructions. BMA will employ reasonable procedures to confirm that telephone instructions are genuine. If BMA does not do so, it may liable for any losses due to unauthorized or fraudulent transfers.


11.  Dollar Cost Averaging

You need a total cash surrender value of at least $5,000 to participate. The transfers will occur over a minimum of six months into the Portfolios designated below on the 15th day of the month (or next business day if the 15th falls on a weekend or holiday). The DCA program automatically terminates if the accumulation value in the selected transfer portfolio is zero. This program cannot be done at the same time as the Asset Rebalancing program.

A. Select the amount to transfer monthly (minimum $250)         $____________
B. Indicate total amount to be transferred (minimum $1,500)     $____________
C. Select the Portfolios and indicate how total is to be allocated in whole dollars.

Balanced (265)            $ ________         Intermediate Fixed                        Small Cap Equity (266)          $ __________
                                             Income (262)              $ __________

Global Fixed Income (264) $ ________         Large Cap Growth (267)    $ __________    Berger/BIAM IPT-International
                                                                                       Fund (270)                      $ __________

Growth & Income (269)     $ ________         Large Cap Value (268)     $ __________

                                             Mid Cap Equity (263)      $ __________

12.  Asset Rebalancing

(Rebalanced quarterly; minimum period: 6 months; $5,000 cash surrender value minimum)

[ ] Yes, I choose to participate in the asset rebalancing program. This program allows you to automatically rebalance your policy each quarter to your original percentage allocations. The minimum period to participate in this program is 6 months. The transfer date will be the 15th of the month (or the next business day if the 15th falls on a weekend or holiday). The fixed account is not part of asset rebalancing. This program cannot be done at the same time as the Dollar Cost Averaging program.

13.  Anti-Fraud Statement

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.


SPECIAL REQUEST BOX

________________________________________________________________________________





________________________________________________________________________________



Variable Life Application - Page 4

14.  Signatures

I acknowledge receipt of the current Prospectus, Medical Information Bureau, and Fair Credit Report Act notices.

I UNDERSTAND THAT ANY DEATH BENEFITS IN EXCESS OF THE SPECIFIED AMOUNT AND ANY POLICY VALUE OF THE FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY APPLIED FOR, MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS OF THE VARIABLE ACCOUNT AND THAT THE DEATH BENEFIT MAY BE VARIABLE OR FIXED UNDER SPECIFIED CONDITIONS. The policy value allocated to the Fixed Account will accumulate interest at a rate set by the Company which will not be less than the minimum guaranteed rate of 4% annually. There is no guaranteed minimum policy value. The policy value may decrease to the point where the policy will lapse and provide no further death benefit without additional payments. The policy values may also be affected by any changes in monthly deductions, the investment performance of the selected Subaccounts and the amount of interest the company credits to the Fixed Account depending upon my selections.

It is agreed:  (1 ) The  application  consists  of this  application  form,  the
Medical History Statement, and any supplemental application to apply for insurance on family members, if it applies; (2) All statements in this application are, to the best of my (our) knowledge and belief, complete and true. This application and any amendments to it, with the answers made to the medical examiner (should an exam be required), shall be the basis of any insurance issued. (3) All information given to the registered representative/agent in response to the questions in this application has been correctly recorded herein. (4) Unless otherwise stated in a Conditional Coverage Receipt or Deduction Order for Insurance bearing the date of this application, no liability exists until a policy is delivered to and accepted by the owner and the first premium is paid while the health and occupations of all persons proposed for health coverage are as described in this application. (5) The acceptance of any policy issued on this application shall be an acceptance and ratification of all corrections, additions, or changes made by BMA. The changes made by BMA are shown in the space below. However, any change in amount, class, plan of insurance, benefits, or the age at issue shall be subject to written ratification by the applicant. THIS AGREEMENT (or a copy of it) authorizes any person or business listed as follows to give BMA, or its reinsurers, any records or knowledge of me (us) or my (our) health: a) any licensed physician, medical practitioner, hospital, clinic or other medical or medically related facility;
b) any insurance company; or c) the Medical Information Bureau or other agency employed by BMA.

If the owner is different from the proposed insured, the proposed insured agrees that the owner alone is entitled to all privileges incident to the ownership of the policy. It is agreed that the application by the proposed insured is made on behalf of the owner and that the owner agrees to all statements, answers, and agreements by the proposed insured in the application.

Proposed Insured (Owner unless otherwise specified)             Proposed Owner (if other than Proposed Insured)

X ____________________________________________________          X ____________________________________________________

Completed at: City ___________________________________          Completed at: City ___________________________________

State __________________________ Date ________________          State __________________________ Date ________________

Spouse (if coverage applied for)                                Child (if age 18 or older and coverage applied for)

X ____________________________________________________          X ____________________________________________________

Completed at: City ___________________________________          Completed at: City ___________________________________

State __________________________ Date ________________          State __________________________ Date ________________


[ ] I consent to the delivery of the following documents to me in electronic format, if available electronically: Profiles, prospectuses, prospectus supplements, annual reports, semi-annual reports and proxy statements/materials. I understand that BMA will send me the above documents in electronic format, when available, until I revoke this consent.

[ ] I prefer to receive printed copies of profiles, prospectuses, prospectus supplements, annual reports and semi-annual reports.

15.  Replacement

Do you have any knowledge or reason to believe that replacement of existing insurance or annuities may be involved? [ ] Yes [ ] No If yes, complete replacement form, if required, and submit with this form.

Representative's Signature ____________________________      Broker-Dealer/Branch _____________________ / ID#________
Print Name ___________________________________________       Address ________________________________________________
Broker Number ____________________ /SSN ______________               ________________________________________________
Compensation Option [ ] A [ ] B [ ] C                        Telephone ______________________________________________
Authorized B/D Signature ______________________________

________________________________________________________________________________
This space is for the use of BMA's Service Center.




________________________________________________________________________________